                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock

                                      of

                              Vallen Corporation

                                      to

                           Shield Acquisition Corp.
                    an indirect wholly owned subsidiary of

                                Hagemeyer N.V.
                   (not to be used for signature guarantees)

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.50 per share (the "Shares"), of Vallen Corporation, a Texas corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

        By Mail:                 By Hand:             By Overnight Delivery:
     Reorganization
       Department        Reorganization Department   Reorganization Department
     P.O. Box 3301             120 Broadway             85 Challenger Road
  South Hackensack, NJ
          07606                 13th Floor                Mail Stop-Reorg
                            New York, NY 10271       Ridgefield Park, NJ 07660

                          By Facsimile Transmission:
                       (For Eligible Institutions Only)
                                (201) 296-4293

                          For Confirmation Telephone:
                                (201) 296-4860

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

   The undersigned hereby tenders to Shield Acquisition Corp., a Texas corporation and an indirect wholly owned subsidiary of Hagemeyer N.V., a company organized under the laws of the Netherlands, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 19, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.50 per share (the "Shares"), of Vallen Corporation, a Texas corporation, pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

--------------------------------------   --------------------------------------
          (Number of Shares)

                                         --------------------------------------

                                         (Name(s) of Record Holder(s): (Please
--------------------------------------                  Print))


--------------------------------------

  (Certificate Nos. (if available))      --------------------------------------


Check box if Shares will be tendered     --------------------------------------
by book-entry transfer: [_]                          (Address(es))


--------------------------------------   --------------------------------------
           (Account Number)                            (Zip Code)


_______________________________ , 1999   --------------------------------------
               (Dated)                          (Area Code and Tel. No.)

                                         --------------------------------------


                                         --------------------------------------
                                                     (Signature(s))

                                   GUARANTEE

                   (Not to be used for signature guarantees)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three Nasdaq Stock Market trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

     ---------------------------------------------------------------
                             (Name of Firm)

     ---------------------------------------------------------------
                         (Authorized Signature)

     ---------------------------------------------------------------
                          (Name) (Please Print)

     ---------------------------------------------------------------
                                 (Title)

     ---------------------------------------------------------------

     ---------------------------------------------------------------
                                (Address)

     ---------------------------------------------------------------
                               (Zip Code)

     ---------------------------------------------------------------
                        (Area Code and Tel. No.)

Dated: _________________________ , 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

                                       3